     NOTE-ARTICLES MAY BE PREPARED INDEPENDENTLY OF THIS FORM.
     THIS FORM TO BE USED IF SPACE IS ADEQUATE.


                              ARTICLES OF INCORPORATION

     We, the undersigned, incorporation, hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

     FIRST:  The Name of the Corporation is Precision Pattern Incorporated

     SECOND: The Location of its Principal Place of Business in this state is 607 South Tracy, Wichita, Kansas

     *THIRD:  The location of its Registered Office in this State is
      607 South Tracy               Wichita                     Sedgwick
--------------------------------------------------------------------------------
       (Number)           (Street)     (Town or City)               (County)

     *FOURTH:  The Name and Address of its Resident Agent in this State is
                                  H. Russell Bomhoff
--------------------------------------------------------------------------------
                           (Individual or Corporation)
      607 South Tracy               Wichita                     Sedgwick
--------------------------------------------------------------------------------
       (Number)            (Street)     (Town or City)               (County)

     FIFTH: This Corporation is organized FOR profit and the nature of its business is:

     (a) To operate what is commonly known as a pattern shop connected with the aircraft industry.

     (b) To manufacture, buy, acquire, own, lease, sell, import, export, or otherwise deal in, either at wholesale or retail, either upon consignment or otherwise, generally, goods, wares, commodities, merchandise and property of every kind and description.

     (c) To enter into, maintain operate or carry on in all of its branches the business of mining and of drilling, exploring for, producing, refining, treating, distilling, manufacturing, handling, and dealing in, buying and selling petroleum, oil, natural gas, and any and all other mineral and hydrocarbon substances and any and all products or by-products which may be derived therefrom.

     (d) To transact a general investment business and without limiting the generality of the foregoing, to buy, sell, lease, rent, subdivide, develop, alter, improve, operate and manage real property, and to acquire by purchase or otherwise, and to invest, receive, hold, own deal in, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of all forms of securities including stocks, bonds, debentures, notes, evidences of indebtedness and other similar instruments and rights issued or created by corporations, domestic or foreign, associations, firms, trustees, syndicates and individuals, either as principal, agent or factor.

     (e) To buy, exchange, contract, lease, and in any and all other ways acquire take, hold, own, and deal in, sell, mortgage, lease or otherwise dispose of lands, mining claims, mineral rights, leasehold rights, oil wells, gas wells, oil lands, gas lands and other real property and the rights and interests in and to real property and to manage, operate, maintain, improve and develop the said properties and each and all of them.

     (f) To engage in and carry on and undertake any other lawful business and to do any lawful act concerning any and all businesses for which corporations may be organized for profit under the laws of the State of Kansas; to contract accordingly and to exercise and have all powers conferred upon corporations organized for profit under the laws of the State of Kansas, now or hereafter in effect; provided, however, the corporation shall not in any state, territory, district, possession or country, carry on any business, or exercise any powers which a corporation organized under the laws thereof could not carry on or exercise.

     (g) To do everything necessary and proper, advisable, or convenient for the accomplishment of the foregoing purposes, and to do all other things incidental to them or connected with them that are not forbidden by the laws of the State of Kansas or by these Articles of Incorporation.
--------------------------------------------------------------------------------
          Address of Resident Agent and Registered Office, as set forth in the above THIRD and FOURTH paragraphs of Articles of Incorporation must be the same. (Cla. 17, Art. 44. 1959 Supp.)

     SIXTH: The total amount of capital of this corporation is $300,000.00 and the total number of shares into which it is divided is as follows: (Describe fully the class or classes of stock and the value of each.)

  30,000  shares of  common  stock, class_______par value of $10.00 dollars each

__________shares of__________stock, class_______par value of________dollars each

__________shares of__________stock, class_______without nominal or par value and consideration thereof $_________________________________________________________

__________shares of__________stock, class_______without nominal or par value and consideration thereof $_________________________________________________________

     Statement of all or any of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof, in respect to any class____________________________________________________________________

Stockholders owning stock in this corporation after said stock has been issued and fully paid for shall not be liable personally or individually for the payment of corporate debts, stockholders shall have all powers and rights that are available to stockholders under the laws of the State of Kansas. There shall be reserved to the corporation the first right to purchase and acquire the stock of a selling stockholder before sale to a stockholder or non-stockholder of the corporation. If the corporation does not desire to purchase stock then the stock shall be offered to existing stockholders on pro-rata basis. Should any stockholder decide not to take any such stock then the stock may be pro-rated between the stockholders desiring to purchase the stock.

     Statement of Grant of Authority, as may be desired to be given to the Board of Directors, if given.

The Board of Directors shall have all the usual and customary powers of the Board of Directors of a Kansas Corporation only as restricted and defined by the By-laws of this Corporation.

     SEVENTH: The Amount of Capital with which this Corporation will commence business is
     One Thousand        ($1,000.00)                                     Dollars
--------------------------------------------------------------------------------
                (Not less Than One Thousand Dollars ($1,000)

     EIGHTH:  The Names and Places of Residence (P.O. Address) of each of the
INCORPORATIONS:

H. Russell Bomhoff                 607 S. Tracy                  Wichita, Kansas
--------------------------------------------------------------------------------
Elgeva I. Bomhoff                  607 S. Tracy                  Wichita, Kansas
--------------------------------------------------------------------------------
Janice L. Bomhoff                  607 S. Tracy                  Wichita, Kansas
--------------------------------------------------------------------------------

     NINTH:  The Term for which this Corporation is to exist is ONE HUNDRED
YEARS.

     TENTH: The Number of Directors shall be not less than three nor more than ten.

     IN TESTIMONY WHEREOF, We have hereunto subscribed our names this 21st day of October, A.D. 1968

                                        /s/ H. Russell Bomhoff
                                        -----------------------------
                                        H. Russell Bomhoff

                                        /s/ Elgeva I. Bomhoff
                                        -----------------------------
                                        Elgeva I. Bomhoff

                                        /s/ Janice L. Bomhoff
                                        -----------------------------
                                        Janice L. Bomhoff


     STATE OF KANSAS,        )
                             )ss.
COUNTY OF SEDGWICK           )

     Personally appeared before me, a Notary Public in and for Sedgwick County, Kansas, the above-named H. Russell Bomhoff, Elgeva I. Bomhoff and Janice L. Bomhoff who are personally known to me to be the same persons who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

                                   IN TESTIMONY WHEREOF, I have hereunto
                                   subscribed my name and affixed my official seal, this 21st day of October, A.D. 1968

                                   /s/ Barbara Hanson
                                   ----------------------------------
                                   Barbara Hanson       Notary Public


                    My commission expires: October 20, 1970
                                          ---------------------

[SEAL]

[SEAL]

                             OFFICE OF SECRETARY OF STATE


Received PRECISION PATTERN INCORPORATED and deposited in the State Treasury, fees on these Articles of Incorporation as follows:
OCTOBER 25, 1968              Application fee..................$25.00
                              Filing and Recording Fee.........$ 2.50
                              Capitalization Fee...............$ 200.00

                              /s/ [Illegible]
                              ---------------------------
                                       Secretary of State

By: /s/ [Illegible]
   ----------------------------------
         Assistant Secretary of State

                               CERTIFICATE OF AMENDMENT
                         OF THE ARTICLES OF INCORPORATION OF
                           PRECISION PATTERN INCORPORATED
                           ------------------------------

     I, Edward A. Markel, President of Precision Pattern Incorporated, a Kansas corporation (the "Corporation"), do hereby certify that by unanimous consent in writing on July 15, 1997, in accordance with the provisions of K.S.A. 17-6602, the Board of Directors and the shareholders of the Corporation adopted the following resolution setting forth the proposed Amendment to the Articles of Incorporation and declaring its advisability:

     "RESOLVED, that Articles of Incorporation of Precision Pattern Incorporated be amended by amending the Article I to read as follows:

                                      ARTICLE I
                                      ---------
                                         NAME
                                         ----

          The name of the Corporation is Precision Pattern, Inc.

     IN WITNESS WHEREOF, I subscribe my name this 15th day of July, 1997.


                                             /s/ Edward A. Markel
                                             ------------------------------
                                             Edward A. Markel, President


ATTEST:

/s/ Bill L. Allen
---------------------------
Bill L. Allen, Secretary

STATE OF KANSAS               )
                              )ss:
COUNTY OF SEDGWICK            )


     Personally appeared before me, a Notary Public in and for Sedgwick County, Kansas, Edward A. Markel, President, and Bill L. Allen, Secretary of Precision Pattern Incorporated, who are personally known to me to be the same persons who executed the foregoing instrument in writing, and duly acknowledged the execution of the same.


                                             /s/ Glenda Shank
                                             ------------------------------
                                             Notary Public


My appointment expires:  7-23-2001
                       ------------------

[SEAL]